Exhibit 99.1

STRYKER REPORTS 2016 RESULTS AND 2017 OUTLOOK

Kalamazoo, Michigan - January 24, 2017 - Stryker Corporation (NYSE:SYK) reported 2016 operating results for the fourth quarter and full year and 2017 outlook:

Fourth Quarter Highlights
Net sales grew 16.2% to $3.2 billion (16.8% constant currency)

Orthopaedics	5.3%	or	5.7% constant currency
MedSurg	31.1%	or	32.1% constant currency
Neurotechnology and Spine	8.7%	or	8.6% constant currency
Reported net earnings per diluted share decreased 2.9% to $1.34
Adjusted net earnings per diluted share(1) increased 14.1% to $1.78

Full Year Highlights
Net sales grew 13.9% to $11.3 billion (14.3% constant currency)

Orthopaedics	4.7%	or	5.1% constant currency
MedSurg	25.6%	or	26.3% constant currency
Neurotechnology and Spine	9.9%	or	9.8% constant currency
Reported net earnings per diluted share increased 15.1% to $4.35
Adjusted net earnings per diluted share(1) increased 13.3% to $5.80
"I am pleased with our performance in both the fourth quarter and the full year 2016," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Fourth quarter organic sales growth of 6.7% versus a strong prior year is impressive and was balanced across Orthopaedics, MedSurg and Neurotechnology and Spine. In addition, we executed well on acquisitions and delivered leveraged adjusted earnings gains. We enter 2017 with good momentum across our businesses and look forward to building on this success."
Sales Analysis
Consolidated net sales of $3.2 billion and $11.3 billion increased 16.2% and 13.9% as reported in the quarter and full year and 16.8% and 14.3% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.6% and 0.4%. Excluding the 10.1% and 7.9% impact of acquisitions, net sales increased 6.7% and 6.4% in constant currency, including 8.2% and 7.8% from increased unit volumes partially offset by 1.5% and 1.4% in lower prices. The acquisitions of Sage Products LLC and Physio-Control International, Inc., contributed $258 million and $740 million to our consolidated net sales in the quarter and full year.
Orthopaedics net sales of $1.2 billion and $4.4 billion increased 5.3% and 4.7% as reported in the quarter and full year and 5.7% and 5.1% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4% in both periods. Excluding the 0.4% and 0.3% impact of acquisitions, net sales increased 5.3% and 4.8% in constant currency, including 7.8% and 6.9% from increased unit volumes partially offset by 2.5% and 2.1% in lower prices.
MedSurg net sales of $1.4 billion and $4.9 billion increased 31.1% and 25.6% as reported in the quarter and full year and 32.1% and 26.3% in constant currency in the quarter and full year, as foreign currency exchange rates negatively impacted net sales by 1.0% and 0.7%. Excluding the 23.8% and 19.1% impact of acquisitions, net sales increased 8.3% and 7.2% in constant currency, including 8.9% and 7.8% from increased unit volumes partially offset by 0.6% in lower prices in both periods.
Neurotechnology and Spine net sales of $526 million and $2.0 billion increased 8.7% and 9.9% as reported in the quarter and full year and 8.6% and 9.8% in constant currency, as foreign currency exchange rates positively impacted net sales by 0.1% in both periods. Excluding the 1.9% and 1.4% impact of acquisitions, net sales increased 6.7% and 8.4% in constant currency, including 8.1% and 9.8% from increased unit volumes partially offset by 1.4% in lower prices in both periods.
Earnings Analysis
Reported net earnings decreased 2.3% in the quarter to $510 million and increased 14.5% to $1.6 billion in the full year. Reported net earnings per diluted share decreased 2.9% in the quarter to $1.34 and increased 15.1% to $4.35 in the full year. Reported net earnings includes charges for the amortization of purchased intangible assets, restructuring-related activities, Rejuvenate and ABG II recall, acquisition and integration related activities and certain tax matters. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of actual results to adjusted results. Excluding the impact of these charges increases gross profit margin in the quarter from 66.1% to 66.3% and for the full year from 66.2% to 66.6% and increases operating income margin in the quarter from 20.9% to 27.7% and for the full year from 19.1% to 25.5%.
Excluding the impact of the items described above, adjusted net earnings(2) of $675 million and $2.2 billion increased 14.2% and 12.6%, in the quarter and full year. Adjusted net earnings per diluted share(1) of $1.78 and $5.80 increased 14.1% and 13.3% in the quarter and full year.

2017 Outlook
We expect 2017 organic sales growth to be in the range of 5.5% to 6.5% and adjusted net earnings per diluted share(3) to be in the range of $1.40 to $1.45 in the first quarter and $6.35 to $6.45 in the full year. If foreign currency exchange rates hold near current levels, we expect net sales in the first quarter and full year to be negatively impacted by approximately 1.0% and adjusted net earnings per diluted share to be negatively impacted by approximately $0.03 to $0.04 in the first quarter and $0.10 to $0.12 in the full year. On January 1, 2017 we adopted the updated accounting guidance required by ASU 2016-09 Stock Compensation. If our share price remains at current levels and stock option exercises remain at historical levels we expect the changes in accounting for excess tax benefits on stock compensation to positively impact net earnings per diluted share by approximately $0.07 to $0.09 in the full year, about half of which we expect in the first quarter.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information, appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the first quarter and full year and other important information appears below.
Conference Call on Tuesday, January 24, 2017
As previously announced, the Company will host a conference call on Tuesday, January 24, 2017 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter and year ended December 31, 2016 and provide an operational update.

To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide confirmation number 26013694 to the operator.

A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.

A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, January 24, 2017, until 11:59 p.m., Eastern Time, on Tuesday, January 31, 2017. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 26013694.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2016	2015	% Change	2016	2015	% Change
Net sales	$3,157	$2,715	16.2%	$11,325	$9,946	13.9%
Cost of sales	1,071	895	19.7	3,830	3,344	14.5
Gross profit	$2,086	$1,820	14.6%	$7,495	$6,602	13.5%
% of sales	66.1%	67.0%		66.2%	66.4%
Research, development and engineering expenses	189	164	15.2	715	625	14.4
Selling, general and administrative expenses	1,093	970	12.7	4,137	3,610	14.6
Recall charges	54	(20)	(370.0)	158	296	(46.6)
Intangible asset amortization	89	58	53.4	319	210	51.9
Total operating expenses	$1,425	$1,172	21.6%	$5,329	$4,741	12.4%
Operating income	$661	$648	2.0%	$2,166	$1,861	16.4%
% of sales	20.9%	23.9%		19.1%	18.7%
Other income (expense), net	(73)	(36)	102.8	(245)	(126)	94.4
Earnings before income taxes	$588	$612	(3.9)%	$1,921	$1,735	10.7%
Income Taxes	78	90	(13.3)	274	296	(7.4)
Net earnings	$510	$522	(2.3)%	$1,647	$1,439	14.5%
Net earnings per share of common stock:
Basic	$1.36	$1.39	(2.2)%	$4.40	$3.82	15.2%
Diluted	$1.34	$1.38	(2.9)%	$4.35	$3.78	15.1%
Weighted-average shares outstanding - in millions:
Basic	374.5	374.3		374.1	376.6
Diluted	379.1	378.4		378.5	380.9
CONDENSED BALANCE SHEETS

	December
	2016	2015
Assets
Cash and cash equivalents	$3,316	$3,379
Marketable securities	68	700
Accounts receivable, net	1,967	1,662
Inventories	2,030	1,639
Other current assets	480	563
Total current assets	$7,861	$7,943
Property, plant and equipment, net	1,569	1,199
Goodwill and other intangibles, net	9,864	5,930
Other assets	1,141	1,151
Total assets	$20,435	$16,223
Liabilities and shareholders' equity
Current liabilities	$2,554	$2,808
Accrued recall expenses	594	694
Other noncurrent liabilities	1,051	980
Long-term debt, excluding current maturities	6,686	3,230
Shareholders' equity	9,550	8,511
Total liabilities and shareholders' equity	$20,435	$16,223
CONDENSED STATEMENTS OF CASH FLOWS

	2016	2015
Operating activities
Net earnings	$1,647	$1,439
Depreciation	227	187
Amortization of intangible assets	319	210
Changes in operating assets and liabilities and other, net	(381)	(937)
Net cash provided by operating activities	$1,812	$899
Investing activities
Acquisitions, net of cash acquired	$(4,332)	$(153)
Purchases of property, plant and equipment	(490)	(270)
Change in marketable securities, net	634	2,379
Other investing, net	(3)	—
Net cash (used in) provided by investing activities	$(4,191)	$1,956
Financing activities
Borrowings/repayments of debt, net	$2,912	$48
Dividends paid	(568)	(521)
Repurchase of common stock	(13)	(700)
Other financing	30	32
Net cash provided by (used in) financing activities	$2,361	$(1,141)
Effect of exchange rate changes on cash and cash equivalents	(45)	(130)
Change in cash and cash equivalents	$(63)	$1,584

STRYKER CORPORATION Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months				Full Year
			% Change				% Change
	2016	2015	As Reported	Constant Currency	2016	2015	As Reported	Constant Currency
Geographic:
United States	$2,325	$1,971	18.0%	18.0%	$8,247	$7,116	15.9%	15.9%
International	832	744	11.7	13.7	3,078	2,830	8.8	10.2
Total	$3,157	$2,715	16.2%	16.8%	$11,325	$9,946	13.9%	14.3%
Segment:
Orthopaedics	$1,206	$1,145	5.3%	5.7%	$4,422	$4,223	4.7%	5.1%
MedSurg	1,425	1,087	31.1	32.1	4,894	3,895	25.6	26.3
Neurotechnology and Spine	526	483	8.7	8.6	2,009	1,828	9.9	9.8
Total	$3,157	$2,715	16.2%	16.8%	$11,325	$9,946	13.9%	14.3%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$405	$380	6.8%	7.2%	5.9%	9.3%	11.0%
Hips	334	324	2.8	3.5	1.5	5.0	7.0
Trauma and Extremities	366	350	4.5	4.6	9.0	(2.4)	(2.0)
Other	101	91	11.1	11.4	11.5	9.2	10.6
Total Orthopaedics	$1,206	$1,145	5.3%	5.7%	6.1%	3.5%	4.8%
MedSurg:
Instruments	$431	$408	5.6%	5.9%	6.0%	4.2%	5.4%
Endoscopy	421	398	5.9	6.5	6.0	5.7	8.1
Medical	511	226	126.0	129.2	127.3	120.1	138.5
Sustainability	62	55	12.1	12.1	11.9	94.2	93.9
Total MedSurg	$1,425	$1,087	31.1%	32.1%	32.8%	24.7%	29.4%
Neurotechnology and Spine:
Neurotechnology	$331	$289	14.3%	13.9%	12.8%	17.0%	15.9%
Spine	195	194	0.5	0.8	0.2	1.3	2.7
Total Neurotechnology and Spine	$526	$483	8.7%	8.6%	7.3%	12.0%	11.6%
Total	$3,157	$2,715	16.2%	16.8%	18.0%	11.7%	13.7%

	Full Year
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,490	$1,403	6.2%	6.7%	6.8%	4.6%	6.5%
Hips	1,283	1,263	1.5	2.3	2.0	0.8	2.9
Trauma and Extremities	1,364	1,291	5.7	5.7	9.1	0.4	0.4
Other	285	266	7.3	7.6	8.1	4.1	5.6
Total Orthopaedics	$4,422	$4,223	4.7%	5.1%	6.2%	1.8%	3.1%
MedSurg:
Instruments	$1,553	$1,466	5.9%	6.3%	7.2%	1.5%	3.1%
Endoscopy	1,470	1,390	5.8	6.3	8.8	(3.1)	(1.0)
Medical	1,633	823	98.4	99.9	94.9	114.0	122.1
Sustainability	238	216	9.9	9.9	9.8	33.3	37.6
Total MedSurg	$4,894	$3,895	25.6%	26.3%	27.3%	19.6%	22.5%
Neurotechnology and Spine:
Neurotechnology	$1,255	$1,088	15.4%	15.1%	14.5%	17.0%	16.2%
Spine	754	740	1.8	2.0	3.9	(4.1)	(3.5)
Total Neurotechnology and Spine	$2,009	$1,828	9.9%	9.8%	9.8%	9.9%	9.6%
Total	$11,325	$9,946	13.9%	14.3%	15.9%	8.8%	10.2%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; cost of sales excluding specified items; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:
STRYKER CORPORATION Three Months and Year Ended December 31, 2016 and 2015 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS

Three Months 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,086	$1,093	$89	$661	$510	13.3%	$1.34
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	(1)	—	—	(1)	—	(0.1)	—
Other acquisition and integration related	—	(12)	—	12	8	0.3	0.01
Amortization of purchased intangible assets	—	—	(89)	89	61	2.2	0.17
Restructuring-related charges (b)	8	(50)	—	58	44	0.7	0.12
Rejuvenate and other recall matters (c)	—	—	—	54	45	—	0.12
Tax Matters (e)	—	—	—	—	7	0.3	0.02
Adjusted	$2,093	$1,031	$—	$873	$675	16.7%	$1.78

Three Months 2015	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,820	$970	$58	$648	$522	14.7%	$1.38
Acquisition and integration related charges: (a)
Other acquisition and integration related	—	(4)	—	4	2	0.1	—
Amortization of purchased intangible assets	—	—	(58)	58	40	1.4	0.10
Restructuring-related charges (b)	3	(51)	—	54	39	1.4	0.10
Rejuvenate and other recall matters (c)	—	—	—	(20)	(12)	(1.0)	(0.02)
Adjusted	$1,823	$915	$—	$744	$591	16.6%	$1.56

Full Year 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$7,495	$4,137	$319	$2,166	$1,647	14.3%	$4.35
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	36	—	—	36	23	0.4	0.06
Other acquisition and integration related	—	(95)	—	95	77	0.1	0.20
Amortization of purchased intangible assets	—	—	(319)	319	221	2.2	0.59
Restructuring-related charges (b)	15	(110)	—	125	98	0.3	0.26
Rejuvenate and other recall matters (c)	—	—	—	158	128	0.1	0.34
Legal matters (d)	—	12	—	(12)	(7)	(0.2)	(0.02)
Tax Matters (e)	—	—	—	—	7	0.1	0.02
Adjusted	$7,546	$3,944	$—	$2,887	$2,194	17.3%	$5.80

Full Year 2015	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,602	$3,610	$210	$1,861	$1,439	17.1%	$3.78
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	7	—	—	7	4	0.1	0.01
Other acquisition and integration related	—	(28)	—	28	20	0.2	0.05
Amortization of purchased intangible assets	—	—	(210)	210	147	1.5	0.39
Restructuring-related charges (b)	7	(125)	—	132	97	0.7	0.26
Rejuvenate and other recall matters (c)	—	—	—	296	210	2.0	0.55
Legal matters (d)	—	53	—	(53)	(46)	0.1	(0.12)
Tax Matters (e)	—	—	—	—	78	(4.4)	0.20
Adjusted	$6,616	$3,510	$—	$2,481	$1,949	17.3%	$5.12

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the cost associated with certain restructuring-related charges associated with workforce reductions, facility rationalizations and other restructuring-related activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate and ABG II recall and other recall matters.
(d)	Amount represents gains associated with legal settlements in 2016 and 2015.
(e)	Charges represent certain significant and discrete tax items and adjustments to interest expense related to the settlement of certain tax matters.
STRYKER CORPORATION Three Months Ended March 31, 2017 and Full Year December 31, 2017 RECONCILIATION OF EXPECTED NET EARNINGS PER DILUTED SHARE TO EXPECTED ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.15	$1.26	$5.44	$5.69
Acquisition and integration related charges	0.05	0.02	0.10	0.05
Amortization of purchased intangible assets	0.15	0.15	0.61	0.61
Restructuring-related charges	0.05	0.02	0.20	0.10
Rejuvenate and other recall matters	—	—	—	—
Legal matters	—	—	—	—
Expected - Adjusted	$1.40	$1.45	$6.35	$6.45